UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 28, 2018
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.     Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 28, 2018, the Board of Directors of Enterprise Financial Services Corp ("the Company") amended the Company's Code of Ethics ("the Code"). The Code is applicable to all directors, officers, and other employees of the Company and its subsidiaries and affiliates, including but not limited to the Company's principal executive officer, principal financial officer, and controller. The amendments to the Code do not result in any waiver to any director, officer, or other employee of the Company from any provision of the Code as in effect prior to the amendments to the Code.

The amendments to the Code clarify the applicability of the provisions of the Code to directors, officers, and other employees of the Company and further outline conduct considered consistent with the guiding principles of the Company.

The foregoing description of the amendments to the Code is qualified in its entirety by reference to the full text of the Code that is attached as Exhibit 14, which is incorporated herein by reference. The Company will also make the Code available under "Governance Documents" in the Investor Relations section of its website at www.enterprisebank.com.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit
Number    Description

14.0	Enterprise Financial Services Corp Code of Ethics, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	July 2, 2018	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller

INDEX TO EXHIBITS

Exhibit No.        Description
-------------        --------------
14.0            Enterprise Financial Services Corp Code of Ethics, as amended and restated

*This exhibit is furnished to, but not filed with, the Commission by inclusion herein.